Corpay Announces Preliminary Third Quarter 2024 Financial Results

Atlanta, Ga., October 28, 2024 — Corpay, Inc. (NYSE: CPAY), a corporate payments company, today announced certain preliminary financial results for its third quarter ended September 30, 2024.

Preliminary Financial Results for Third Quarter of 2024:

•Revenue is expected to be $1.029 billion
◦Same store sales remained stable sequentially in the third quarter, and were essentially flat
◦Segment results in line with our expectations
•Earnings per diluted share is expected to be $3.90
•Adjusted earnings per diluted share is expected to be $5.001
•Reiterating full year adjusted earnings per diluted share guidance of $19.001, at the mid-point provided on August 7, 2024

“We’re pleased that our third quarter results finished at the higher end of our revenue and earnings guidance ranges. Our confidence in our fourth quarter outlook is higher today than in August, and calls for low double digit organic revenue growth, and an annualized Cash EPS exit run-rate above $21.00,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc.

The Company will hold its regularly scheduled earnings call at 5:00 pm on November 7, 2024.

The Company also filed today a Form 8-K related to a modification to the CEO 2021 performance option grant.

Preliminary Results:

The preliminary estimated financial results for the quarter ended September 30, 2024 included in this press release are preliminary, unaudited and subject to completion, and may change as a result of management’s continued review. Such preliminary results are subject to the finalization of quarter-end financial and accounting procedures. While carrying out such procedures, Corpay may identify items that would require it to make adjustments to the preliminary estimates of financial results set forth herein. As a result, Corpay’s actual financial results could differ than the information set forth herein and such differences could be material.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, and retail lodging price trends develop as anticipated and we are able to develop successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of our information security controls or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the international operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; our ability to remediate material weaknesses and the ongoing effectiveness of internal control over financial reporting; our restatement of prior quarterly financial statements discussed in our Annual Report of Form 10-K for the year ended December 31, 2024 (the "2023 Form 10-K") may affect investor confidence and raise reputational issues and may subject us to additional risks and uncertainties, including increased professional costs and the increased possibility or legal proceedings and regulatory inquiries, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2023 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock based compensation expense related to stock based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables, and amortization attributable to the Company's noncontrolling interest (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, the impact of discrete tax items, the impact of business dispositions, impairment charges, asset write-offs, restructuring costs, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Management uses adjusted net income per diluted share attributable to Corpay:
•as a measurement of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY) is a global S&P 500 corporate payments company that helps businesses and consumers manage and pay expenses in a simple, controlled manner. Corpay’s suite of modern payment solutions help its customers better manage vehicle-related expenses (e.g. fueling and parking), travel expenses (e.g. hotel bookings) and accounts payable (e.g. paying vendors). This results in our customers saving time and ultimately spending less. Corpay – Payments made easy. For more information, please visit www.corpay.com.

Contacts
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com

Media Relations
Chad Corley, 770-729-5021
Chad.Corley@corpay.com

1 Reconciliation of expected GAAP results to non-GAAP results is provided in Exhibit 1. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 2.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In millions, except shares and per share amounts)
(Unaudited)

The following table reconciles net income attributable to Corpay and net income attributable to Corpay per diluted share to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay:*

Three Months Ended September 30,
2024
Net income attributable to Corpay	$276
Net income per diluted share attributable to Corpay	$3.90

Stock based compensation	29
Amortization[1]	61
Other[2]	12
Total pre-tax adjustments	$102

Income taxes[3]	(23)
Adjusted net income attributable to Corpay	$355
Adjusted net income per diluted share attributable to Corpay	$5.00

Diluted shares	71

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes losses and gains on foreign currency transactions, legal expenses, and removes the amortization attributable to the Company's noncontrolling interest.
[3] Represents provision for income taxes of pre-tax adjustments.
* Columns may not calculate due to rounding.

Exhibit 2

RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2024 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2024 GUIDANCE
	Low*	High*
Net income	$1,056	$1,086
Net income per diluted share	$14.77	$15.07

Stock based compensation	108	108
Amortization	235	235
Other	42	42
Total pre-tax adjustments	$385	$385

Income taxes	(91)	(91)
Adjusted net income	$1,350	$1,380
Adjusted net income per diluted share	$18.85	$19.15

Diluted shares	72	72

* Columns may not calculate due to rounding.